Exhibit 99.1

SCM Microsystems Reports Third Quarter Results

        FREMONT, Calif., Nov. 4 /PRNewswire-FirstCall/ -- SCM Microsystems, Inc. (Nasdaq: SCMM; Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced results for its third quarter ended September 30, 2004.

        Revenues from continuing operations in the third quarter of 2004 were $11.0 million, within previously communicated guidance of $8 million to $12 million and representing a decrease of 31% from revenues of $15.9 million in the third quarter of 2003. By product segment, third quarter 2004 revenues included $4.0 million from sales of digital TV security modules for pay-TV broadcast decryption, $4.6 million from sales of smart card readers and other products for PC and network security, and $2.4 million from sales of OEM digital flash media reader technology.

        Gross margin from continuing operations in the third quarter of 2004 was 29% and included the write-down of approximately $1.1 million in inventory for the Company’s flash media reader and digital TV products.

        Operating expenses for continuing operations in the third quarter of 2004, as reported in accordance with GAAP, were $7.7 million, down 14% sequentially from second quarter 2004 operating expenses of $8.9 million. The third quarter figure includes amortization of intangibles of $0.3 million and a net credit to restructuring and other charges of $0.1 million. Operating loss for the third quarter was $(4.6) million. This compares with operating loss of $(0.8) million in the year ago quarter, which included amortization of intangibles of $0.3 million and a net credit to restructuring and other charges of $0.6 million.

        Net loss from continuing operations for the third quarter of 2004, as reported in accordance with GAAP, was $(4.2) million, or $(0.27) per share, compared with net income of $1.1 million, or $0.07 per share in the third quarter of 2003.

        Robert Schneider, chief executive officer of SCM Microsystems commented, “We made good progress in the third quarter against our goal of reducing operating expenses by 25% by early next year. Overall sales levels were at the high end of our expectations, and underlying gross margin remained stable. We will continue to focus on improving our operational and revenue performance in what remains a difficult market scenario.”

        Guidance

        For the fourth quarter of 2004, management estimates that revenues will be in the range of $8 million to $11 million, reflecting continued pressure on sales of Digital TV products in Europe and a lack of visibility into the timing of anticipated digital security projects. Gross margin is expected to be between 38% and 41%. Within this range of revenue and gross margin, SCM expects to record an operating loss in the fourth quarter of 2004.

        Conference Call

        SCM will hold a conference call and webcast on November 4, 2004 at 8:30 a.m. Eastern Time to discuss the results of its 2004 third quarter. The webcast can be accessed through the Company’s investor relations site at www.scmmicro.com/ir_en/index.html.

        NOTE: SCM’s reported financial performance for the third quarter of 2004 reflects continuing operations for the Company’s Security business only, as SCM sold its retail Dazzle(TM)-branded digital media and video business in July of 2003. SCM’s continuing Security business is focused on enabling secure access to digital content and services through the digital television and PC platforms. Financial results for the retail digital media and video business are being treated as discontinued operations.

        About SCM Microsystems

        SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to securely access digital content and services. The company develops, markets and sells its smart card reader technology for network and physical access and conditional access modules for secure digital TV decryption to OEM customers in the government, financial, enterprise and broadcasting markets worldwide. Global headquarters are in Fremont, California, with European headquarters in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

        NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those contemplated herein. These include, without limitation, our statements regarding (i) our expectations for revenue, gross margin and operating loss for the fourth quarter; and (ii) our ability to lower expenses and improve operational and revenue performance. Actual results could differ materially. Our financial results may not meet expectations. Our efforts to reduce expenses may be unsuccessful, or may take longer than expected. Other risks and uncertainties that could cause our actual business and operating results to differ include, but are not limited to our ability to grow based on a strategy of participating in multiple early stage markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all; we may not successfully compete in the markets in which we participate or target; and competitors could take market share or create pricing pressure. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, both filed with the U.S. Securities and Exchange Commission.

        NOTE: All trade names are trademarks or registered trademarks of their respective holders.

SCM MICROSYSTEMS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues	$ 10,957	$ 15,860	$ 35,698	$ 53,913
Cost of revenues	7,825	9,243	25,443	32,363
Gross margin	3,132	6,617	10,255	21,550
Operating expenses:
Research and development	2,486	1,949	8,039	6,879
Sales and marketing	2,744	2,748	9,116	8,571
General and administrative	2,303	3,082	8,077	8,975
Amortization of intangible
assets	278	287	872	841
Restructuring and other
charges (credits)	(82)	(647)	(140)	1,779
Total operating expenses	7,729	7,419	25,964	27,045
Loss from operations	(4,597)	(802)	(15,709)	(5,495)
Gain (loss) from investments	—	365	—	(95)
Interest and other, net	359	75	1,132	520
Loss from continuing
operations before
income taxes	(4,238)	(362)	(14,577)	(5,070)
Benefit (provision) for
income taxes	59	1,456	(67)	1,235
Net income (loss) from
continuing operations	(4,179)	1,094	(14,644)	(3,835)
Loss from discontinued
operations	(96)	(4,074)	(203)	(13,214)
Gain (loss) on sale of
discontinued operations	186	(5,911)	248	(11,800)
Net loss	$(4,089)	$(8,891)	$(14,599)	$(28,849)
Net income (loss) per share from continuing operations:
Basic and diluted	$ (0.27)	$ 0.07	$ (0.95)	$ (0.25)
Net income (loss) per share
from discontinued operations:
Basic and diluted	$ 0.01	$ (0.66)	$ (0.00)	$ (1.63)
Loss per share:
Basic and diluted	$ (0.26)	$ (0.59)	$ (0.95)	$ (1.88)
Shares used in computing
income (loss) per share:
Basic	15,426	15,169	15,382	15,334
Diluted	15,460	15,476	15,595	15,334

SCM MICROSYSTEMS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS Current assets:	September 30, 2004	December 31, 2003
Cash, cash equivalents and short-term
investments	$46,827	$55,038
Accounts receivable, net	6,666	10,378
Inventories	9,629	9,108
Other current assets	2,879	8,909
Total current assets	66,001	83,433
Property, equipment and other assets, net	6,699	9,933
Intangibles, net	2,163	3,076
Total assets	$74,863	$96,442
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 3,710	$ 7,571
Accrued expenses and other current
liabilities	22,241	25,447
Total current liabilities	25,951	33,018
Stockholders’ equity	48,912	63,424
Total liabilities and stockholders’
equity	$74,863	$96,442

SOURCE SCM Microsystems, Inc.

-0-                                      11/04/2004

    /CONTACT: Steve Moore, Chief Financial Officer, +1-510-360-2300, or
smoore@scmmicro.com, or Darby Dye, Investor Relations-US, +1-510-360-2302, or
ddye@scmmicro.com, or Manfred Mueller, Investor Relations-Europe,
+49 89 9595 5140, or mmueller@scmmicro.de, all of SCM Microsystems, Inc./

    /Web site: http://www.scmmicro.com / (SCMM)

CO: SCM Microsystems, Inc.
ST: California
IN: CPR HRD PEL NET MLM ITE
SU: ERN ERP CCA